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                                                               Exhibit 10.02


                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                INTERNET.COM LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

            SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of internet.com LLC, a Delaware limited liability company (the "Company"), dated as of March 25, 1999, by and among Alan M. Meckler ("Meckler"), Internet World Media, Inc. ("Internet World") and the additional persons and entities listed on Exhibit A and Exhibit C hereto (the "Members").

                               W I T N E S E T H:

            WHEREAS, Internet World (the "Original Member") has formed a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, Del. Code tit. 6, Section 18-101, et seq., as amended from time to time (the "Act");

            WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 7, 1998, by and among Penton Media, Inc., Internet World, Mecklermedia Corporation and Meckler, the Original Member agreed to sell an 80.1% interest in the Company to Meckler promptly following the consummation of the Merger (as defined in the Merger Agreement);

            WHEREAS, effective immediately upon consummation of the transactions described in the Merger Agreement, the Original Member amended and restated the Agreement to (i) admit Meckler as the Managing Member; (ii) reduce the Interest of the Original Member; and (iii) provide for the affairs of the Company to be conducted as set forth herein;

            WHEREAS, in consideration of the additional Capital Contributions set forth on Exhibit A, the Company now desires to issue Units to the persons set forth on Exhibit A and to admit each person set forth on Exhibit A who is not an existing Member as an additional Member;

            WHEREAS, in consideration for the performance of services on behalf of the Company, the Company now desires to admit the persons listed on Exhibit C hereto as additional Members; and

            WHEREAS, the Members hereby constitute themselves a limited liability company for the purposes and on the terms and conditions set forth in this Agreement.

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            NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed by and among the parties hereto as follows:

                                   ARTICLE I.
                             Introductory Provisions

            Section 1.1. Certain Definitions. As used herein:

            "Act" shall have the meaning set forth in the preamble.

            "Affiliate" shall mean, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person, or, in the case of a natural person, any immediate family member of such Person.

            "Agreement" shall mean this Second Amended and Restated Limited Liability Company Agreement of internet.com LLC, as originally executed and as amended, modified or supplemented pursuant to the provisions hereof.

            "Book Value" shall have the meaning given to it in Section 2.2.

            "Board" shall have the meaning given to it in Section 3.2.

            "Capital Account" has the meaning specified in Section 4.1.

            "Capital Contribution" means a contribution by a Member to the capital of the Company pursuant to this Agreement. A Capital Contribution may be in cash or in such other form, including tangible and intangible assets, at such valuation as shall be established by the Board.

            "Certificate" means the Certificate of Formation of the Company as filed with the Secretary of State of Delaware, as it may be amended from time to time.

            "Change in Control" means the acquisition or acquisitions, directly or indirectly, by any one or more individuals, entities or groups (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than Meckler or a member of his immediate family or any Affiliate of 50% or more of the aggregate Units.


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            "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include a reference to any amendatory or successor provision thereto.

            "Fiscal Year" has the meaning specified in Section 4.3.

            "Indemnified Persons" has the meaning specified in Section 3.3.

            "Initial Public Offering" shall mean an initial public offering of the securities of the Company or of shares of common stock of any corporate successor to the Company pursuant to a registration statement filed under the Securities Act.

            "Management Interest" shall mean, with respect to any Management Member, as of any date, a fraction with a numerator equal to the Management Points allocated to such Management Member and a denominator equal to the total number of Management Points allocated to all Management Members on or before such date (as set forth in Exhibit C hereto).

            "Management Member" shall mean any Person listed on Exhibit C hereto and "Management Members" shall collectively mean all Persons listed on Exhibit C hereto.

            "Managing Member" shall mean Meckler.

            "Management Points" shall mean, in respect of any Management Member, the number of Management Points, if any, allocated to such Management Member on the date hereof (as set forth in Exhibit C hereto). It is the intention of the parties that all Management Points allocated on the date hereof shall qualify as "profits interests" within the meaning of Revenue Procedure 93-27.

            "Net Profits" and "Net Losses" means the income and loss of the Company as determined in accordance with the accounting methods followed by the Company for Federal income tax purposes but including as an item of profit income exempt from tax and described in Code Section 705(a)(1)(B), treating as deductions items of expenditure described in, or under Treasury Regulations deemed described in, Code Section 705(a)(2)(B) and treating as an item of gain (or loss) both any increase (decrease) in the Book Value of the Company's property under Section 2.2(c) and the excess (deficit), if any, of the fair market value (taking Section 7701(g) of the Code into account) of distributed property over (under) its Book Value. Depreciation, depletion, amortization, income and gain (or loss) with respect to Company assets shall be computed with reference to their Book Value rather than to their adjusted bases in an amount consistent


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with Treasury Regulations ss. 1.704-1(b)(2)(iv)(g). Profit or loss resulting from the disposition of assets shall be determined by reference to Book Value rather than adjusted tax basis.

            "Net Profits from Operations" and "Net Losses from Operations" means Net Profits and Net Losses, respectively, of the Company other than Net Profits or Net Losses from Capital Transactions.

            "Net Profits from Capital Transactions" and "Net Losses from Capital Transactions" means Net Profits and Net Losses, respectively, of the Company attributable to the disposition of property of the Company, including for this purpose any increase (decrease) in the Book Value of the Company's property under Section 2.2(c) and the excess (deficit), if any, of the fair market value (taking Section 7701(g) of the Code into account) of distributed property over (under) its Book Value.

            "Notices" has the meaning specified in Section 8.1(a).

            "Ownership Percentage" means the percentage that is equal to the number of Units held by a Member divided by the total number of Units outstanding, each as specified on Exhibit A hereto, as such Exhibit may be amended from time to time.

            "Person" means an individual, corporation, association, limited liability company, limited liability partnership, partnership, estate, trust, unincorporated organization or a government or any agency or political subdivision thereof.

            "Tax Distribution" has the meaning specified in Section 6.3.

            "Transfer" has the meaning specified in Section 2.6(a).

            "Treasury Regulations" means the regulations promulgated by the U.S. Department of the Treasury under the Code.

            "Unit" has the meaning set forth in Section 2.1.

            "Warrant" means that certain Warrant to Purchase Units of the Company executed on November 24, 1999 and issued to Internet World.

            Section 1.2. Name. The name of the Company shall be "internet.com LLC."

            Section 1.3. Principal Place of Business. The Company's principal place of business shall be at such place as the Managing Member shall designate from time to time.


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            Section 1.4. Purposes. The purposes of the Company shall be to conduct the Business (as hereinafter defined), as well as any other lawful business, purpose or activity related to the Internet industry and otherwise permitted under the laws of the State of Delaware, and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of such purposes. For purposes of this Agreement, the Company's "Business" consists of an Internet web site that contains the latest news and resources for the Internet industry, directories of Internet products and services, back issues of Internet World's print publications and information about Internet World's Internet World trade shows and conferences.

            Section 1.5. Duration. The Company was formed upon the filing of a Certificate of Formation with the Office of the Secretary of State of Delaware pursuant to the Act and shall continue until dissolved pursuant to Section 7.1.

            Section 1.6. Limitation of Liability. All debts, obligations and liabilities of the Company shall be debts, obligations and liabilities of the Company as an entity, and shall be paid or satisfied from the assets of the Company. In no event shall any of the debts, obligations or liabilities of the Company be payable in whole or in part by (a) any Member, employee, agent, advisor or other representative of the Company; (b) any direct or indirect member, general or limited partner or shareholder in, or ultimate beneficial owner of, a Member, or any other Affiliate (other than the Company itself) of a Member; or (c) any board member, managing director, officer, employee, agent, advisor or other representative of any of the Persons referred to in the preceding clause (b).

                                   ARTICLE II.

                     Capital Contributions; Other Financing;

                                      Units

            Section 2.1. Capital Contributions; Units. (a) The Capital Contributions of each Member shall be represented by membership units or fractions thereof ("Units," and each, a "Unit"). At the initial date of this Agreement, the number of Units and the corresponding Capital Contribution (which shall, in the case of Meckler and his Affiliates, be equal to the amount paid by Meckler and his Affiliates to Internet World for their respective interests in the Company) and Ownership Percentage for each Member shall be as set forth on Exhibit A attached hereto. Exhibit A shall be amended from time to time in accordance with


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the terms hereof to reflect (i) the admission of new Members and (ii)
appropriate adjustments to such Ownership Percentages and Capital Contributions.

                        (b) Except as provided in Section 2.7 or Section 3.2, no Person (including any Member) shall be required or permitted to make any additional Capital Contribution to the Company.

            Section 2.2. Determination of Book Value of Company Assets.

                  (a) Book Value. Except as set forth below, Book Value of any Company asset is its adjusted basis for federal income tax purposes.

                  (b) Initial Book Value. The initial Book Value of any assets contributed by a Member to the Company shall be the gross fair market value of such assets at the time of such contribution.

                  (c) Adjustments. The Book Values of all of the Company's assets shall be adjusted by the Company to equal their respective gross fair market values, as determined by the Board by unanimous vote, as of the following times: (a) the admission of a new Member to the Company or the acquisition by an existing Member of an additional interest in the Company from the Company (including the issuance of Warrant Units to Internet World pursuant to the exercise of the Warrant); (b) the distribution by the Company of money or property to a retiring or continuing Member in consideration for all or a portion of such Member's interest in the Company; (c) the liquidation of the Company; and (d) such other times as determined by the Board by unanimous vote.

                  (d) Depreciation and Amortization. The Book Value of a Company asset shall be adjusted (i) for the depreciation and amortization of such asset taken into account in computing Net Profits and Net Losses and (ii) for Company expenditures and transactions that increase or decrease the asset's Federal income tax basis.

            Section 2.3. Withdrawal of Capital; Limitation on Distributions. No Member shall be entitled to withdraw any part of its Capital Contributions to, or to receive any distributions from, the Company except as provided in Section
6.1 and Section 7.2. No Member shall be entitled to demand or receive (i) interest on its Capital Contributions or (ii) any property from the Company other than cash except as provided in Section 7.2(a).


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            Section 2.4. Allocation of Net Profits and Net Losses.

      (a) Allocation of Net Profits and Losses from Operations

                  (i)(a) Net Profits from Operations shall first be allocated in proportion to, and to the extent of, the excess of prior allocations of Net Losses from Operations under Section 2.4(a)(ii)(b) below over prior allocations of Net Profits from Operations under this Section 2.4(a)(i)(a) and, then, (b) among the Members in proportion to their Ownership Percentages.

                  (ii)(a) Net Losses from Operations shall first be allocated among the Members in proportion to their Ownership Percentages until the Capital Account of any Member is reduced to zero, then (b) among the Members in proportion to, and to the extent of, their positive Capital Account balances and, finally, (c) to the Members in proportion to their Ownership Percentages.

      (b) Allocation of Net Profits and Losses from Capital Transactions

                  (i)(a) Net Profits from Capital Transactions shall first be allocated in proportion to and to the extent of, the excess of prior allocations of Net Losses from Capital Transactions under Section 2.4(b)(ii)(b) below over prior allocations of Net Profits from Capital Transactions under this Section 2.4(b)(i)(a) and, then, (b) except as provided in Section 2.4(b)(iii) below, to the Management Members in accordance with their respective Management Interests until the aggregate Capital Account of the Management Members is equal to 4% of the aggregate Capital Accounts of all Members and, finally, (c) among the Members in proportion to their Ownership Percentages. At such time as the aggregate Capital Account of the Management Members is equal to 4% of the aggregate Capital Accounts of all Members, (i) the Management Members shall be deemed to own Incentive Units equal to 4% of the total Units outstanding and to have an aggregate Ownership Percentage equal to 4%; and (ii) the Ownership Percentage of each Member other than the Management Members shall be diluted proportionately by the deemed issuance of such Incentive Units to the Management Members, in each case for all purposes of this Agreement, including for purposes of any further allocations of Net Profits or Net Losses under this Section 2.4. The percentages set forth in the preceding sentence shall be appropriately adjusted to account for the issuance of additional Units by the Company under
Section 3.2 after the date of this Agreement.

                  (ii)(a) Net Losses from Capital Transactions shall first be allocated among the Members in proportion to their


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Ownership Percentages until the Capital Account of any Member is reduced to zero, then (b) among the Members in proportion to, and to the extent of, their positive Capital Account balances and, finally, (c) to the Members in proportion to their Ownership Percentages.

                  (iii) Notwithstanding Section 2.4(b)(i)(a), upon the exercise of the Warrant by Internet World, Net Profits from Capital Transactions shall first be allocated to Internet World until the Capital Account balance of Internet World bears the same proportion to the total of the Capital Account balances of all Members other than the Capital Account balances of the Management Members in respect of their Management Interests (taking into account the amount contributed to the Company by Internet World pursuant to such exercise and all amounts allocated pursuant to this Section 2.4(b)(iii)) as the number of Units held by Internet World immediately after such exercise bears to the total number of Units (other than Incentive Units) held by all Members immediately after such exercise.

            (c) Other Items

                  (a) Tax credits shall be allocated among the Members in proportion to their Ownership Percentages or as otherwise required by the Code or Treasury Regulations.

                  (b) When the Book Value of a Company asset differs from its basis for Federal or other income tax purposes, solely for purposes of the relevant tax and not for purposes of computing Capital Account balances, income, gain, loss, deduction and credit shall be allocated among the Members under the traditional method without curative allocations under Treasury Regulation
Section 1.704-3(b).

            Section 2.5 Special Allocations. Notwithstanding the general allocation rules set forth in Section 2.4, the following special allocation rules (the "Regulatory Allocations") shall apply under the circumstances described therein:

                  (a) Deficit Capital Account and Nonrecourse Debt Rules. The special rules in this Section 2.5(a) apply, in the following order, to take into account the possibility of Members having deficit Capital Account balances for which they are not economically responsible and the effect of the Company or any entity taxed as a partnership in which the Company has an ownership interest incurring nonrecourse debt.

                  (i) Partnership Minimum Gain Chargeback. If there is a net decrease in "partnership minimum gain" during any year, to be determined in accordance with Treasury Regulations ss.


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1.704-2, including the tiered partnership rules of Treasury Regulations ss.
l.704-2(k), each Member shall be allocated items of income and gain for such year equal to such Member's share of the net decrease in partnership minimum gain within the meaning of Treasury Regulations ss. l.704-2(g)(2), except to the extent not required by Treasury Regulations ss. 1.704-2(f). To the extent that this Section 2.5(a)(i) is inconsistent with Treasury Regulations ss. l.704-2(f) or 1.704-2(k) or incomplete with respect to such regulations, the minimum gain chargeback provided for herein shall be applied and interpreted in accordance with such regulations.

                  (ii) Partner Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in "partner nonrecourse debt minimum gain" during any year, within the meaning of Treasury Regulations ss. 1.704-2(i)(2), each Member who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulations ss. 1.704-2(i)(5), shall be allocated items of income and gain for such year (and, if necessary, subsequent years) equal to such Member's share of the net decrease in partner nonrecourse debt minimum gain. This allocation will be made in accordance with Treasury Regulations ss. 1.704-2(i)(4) and 1.704-2(f)(5). To the extent that this Section 2.5(a)(ii) is inconsistent with Treasury Regulations ss. 1.704-2(i) or 1.704-2(k) or incomplete with respect to such regulations, the partner nonrecourse debt minimum gain chargeback provided for herein shall be applied and interpreted in accordance with such regulations.

                  (iii) Deficit Capital Account Chargeback and Qualified Income Offset. If any Member has a deficit balance in its Capital Account in excess of such Member's share of partnership minimum gain and partner nonrecourse debt minimum gain at the end of any year, including a deficit balance for such Member caused or increased by an adjustment, allocation or distribution described in Treasury Regulations ss. 1.704-1(b)(2)(ii)(d)(4), (5) or (6), such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate such deficit balance in its Capital Account as quickly as possible to the extent required by Treasury Regulations ss. 1.704-1(b)(2)(ii). This Section 2.5(a)(iii) is intended to constitute a "qualified income offset" pursuant to Treasury Regulations ss. 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (iv) Partner Nonrecourse Deductions. Any partner nonrecourse deductions for any year or other period shall be allocated to the Member who bears the economic risk of loss with


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respect to the partner nonrecourse debt to which such partner nonrecourse deductions are attributable in accordance with Treasury Regulations ss. 1.704-2(i) or 1.704-2(k).

                  (v) Curative Allocations. The Regulatory Allocations described in this Section 2.5(a) may not be consistent with the manner in which the Members intend to divide Net Profits, Net Losses and similar items. Accordingly, Net Profits, Net Losses and other items will be reallocated among the Members (in the same year and to the extent necessary, in subsequent years) in a manner consistent with Treasury Regulations ss. 1.704-1(b) and 1.704-2 so as to prevent the Regulatory Allocations from distorting the manner in which Net Profits, Net Losses and other items are intended to be allocated among the Members pursuant to Section 2.4 and in making such reallocations, account shall be taken of future Regulatory Allocations that will in all likelihood occur.

                  (vi) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations ss. 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of profit (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such profit or loss shall be specially allocated to the Member in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

                        (b) Change in Member's Interest. If there is a change in any Member's share of the Company's Net Profits, Net Losses or other items during any year, allocations among the Members shall be made in accordance with their interests in the Company from time to time during such year in accordance with Section 706 of the Code, using the closing-of-the-books method, except that depreciation, amortization and similar items shall be deemed to accrue ratably on a daily basis over the entire year during which the corresponding asset is owned by the Company for the entire year, and over the portion of a year after such asset is placed in service by the Company if such asset is placed in service during the year.

                        (c) Nonrecourse Debt Sharing. For purposes of this Agreement, the Members shall be deemed to be allocated nonrecourse deductions, within the meaning of Treasury Regulations ss. 1.704-2(b)(1), in accordance with their proportionate number of Units. Solely for purposes of determining an Member's proportionate share of the "excess


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nonrecourse liabilities" of the Company within the meaning of Treasury
Regulations ss. 1.752-3(a)(3), each Member's interest in the Company profits is equal to the number of Units owned by such Member divided by the number of outstanding Units.

            Section 2.6 Restrictions on Transfers.

                  (a) Transfer of Units. (i) Except as expressly provided in this Agreement, a Member may not sell, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of all or any portion of any of such Member's Units or, in the case of a Management Member, such Management Member's Management Interest, or any interest therein (a "Transfer") (except for a Transfer by Internet World to any Person or by any Member to a Permitted Transferee) without the written consent of the Board, which consent may be withheld for any reason. The Company shall not register any Transfer of a Member's Units, a Management Member's Management Interest, or any interest therein, and any such Transfer or registration of Transfer shall be null and void, without the written consent of the Board. An assignee who has not been admitted as a Member shall be entitled only to allocations and distributions with respect to such interest in accordance with this Agreement, and shall have no right to any information or, to the fullest extent permitted by law, accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company and shall not have any of the rights of a Member under the Act or this Agreement, but shall otherwise assume in writing prior to such Transfer, other than a pledge (in respect of which such compliance shall be required after sale or foreclosure), all obligations of the assignor hereunder as if such assignee were the assignor; no such assignment shall be valid unless the assumption of obligations described in this sentence has been executed. Neither a Transfer of Units nor the admission of the Transferee thereof as a Member shall discharge the transferor from any obligation hereunder.

            (ii) The restrictions contained in this Section 2.6(a) shall not apply with respect to any Transfer of Units or any part thereof by any Member
(a) among its Affiliates, (b) to any lender to whom a Member's Units or any part thereof are assigned or pledged pursuant to a loan agreement, (c) to any Member's spouse or children or to a trust or the trustee or trustees of a trust directly or indirectly for the benefit of the Member's spouse, children or a charitable organization, (d) to the Member's executors, administrator, testamentary trustee, legatees or beneficiaries upon the Member's death or (e) by gift (all such transferees shall be collectively referred to as the "Permitted Transferees"); provided, that the Permitted Transferee shall execute a counterpart of this Agreement; and provided, further that the restrictions contained in this Agreement shall


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continue to apply to the Units after such Transfer by reference to the original
Member; and provided, further, that the transferor shall remain liable for all of its obligations under this Agreement that survive.

                  (b) Rights of First Refusal. (i) In addition to the restrictions contained in Section 2.6(a), no Member shall Transfer its Units or any part thereof (other than to a Permitted Transferee) or exercise any Drag-Along Right unless the Member desiring to make the Transfer or exercise such Drag-Along Right (hereinafter referred to as the "Transferor") shall have first made the offers to sell to the other Members (the "Other Members") as contemplated by Section 2.6(b)(ii) through 2.5(b)(vii), and such offers shall not have been accepted.

                  (ii) Offer by Transferor. Copies of the Transferor's offer shall be given to all Other Members and shall consist of an offer to sell to such Other Members all of the Units then proposed to be transferred by the Transferor (the "Subject Units") pursuant to a bona fide offer of a third party, other than an Affiliate of the Transferor, to which copies shall be attached a statement of intention to Transfer to such third party, the name and address of the prospective third party transferee, the portion of the Units involved in the proposed Transfer, and terms of such Transfer which must include (A) all consideration payable at closing and (B) that the offer is not contingent on any event other than the non-acceptance of the Transferor's offer by the Other Members.

                  (iii) Acceptance of Offer. Within 20 days after the receipt of the offer described in Section 2.6(b)(ii), one or more of the Other Members (the "Participating Other Members") may, at their option, elect to purchase all, but not less than all, of the Subject Units, in such proportion per Participating Other Member as shall be determined by the Participating Other Members; provided, that should the Participating Other Members be unable to determine the proportion of the Subject Units to be purchased by each within 20 days after the receipt of the offer, each Participating Other Member which has not withdrawn its election to purchase shall purchase a proportion of the Subject Units equal to the Subject Units multiplied by the Ownership Percentage of such Participating Other Member. The Participating Other Members shall exercise such option by giving notice thereof to the Transferor within such 20-day period. The notice required to be given by the Participating Other Members (the "Purchasers") shall specify a date for the closing of the purchase which shall not be more than 30 days after the date of the giving of such notice. In the event that any party shall initiate an appraisal procedure pursuant to Section 2.6(b)(v) and (vi), such 20-day period shall be suspended as of (and including) the date


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immediately following the date on which notice of such appraisal procedure is given pursuant to Section 2.6(b)(v) and shall resume on (and including) the date on which the appraisal procedure is completed pursuant to Section 2.6(b)(vi).

                  (iv) Purchase Price. The purchase price for the Subject Units shall be the price for the Subject Units offered to be paid by the prospective transferee described in the offer, which price shall be paid in cash or, if described in the offer of the prospective transferee, cash plus deferred payments of cash in the same proportions, and with the same terms of deferred payments, as therein set forth.

                  (v) Consideration Other Than Cash. If the offer of a Subject Units under this Section 2.6(b) is for consideration other than cash or cash plus deferred payments of cash, the Purchaser shall pay the cash equivalent of such other consideration. If the Transferor and the Purchaser cannot agree on the amount of such cash equivalent within 10 days after the beginning of the 20-day period under Section 2.6(b)(iii), any of such parties may, by three days' written notice to the other, initiate appraisal proceedings under Section 2.6(b)(vi) for determination of the cash equivalent. The Purchaser may give written notice to the Transferor revoking an election to purchase the Subject Units within 10 days after determination of the appraised value, if it chooses not to purchase the Subject Units.

                  (vi) Appraisal Procedure. If any party shall initiate an appraisal procedure to determine the amount of the cash equivalent of any consideration for a Subject Units under Section 2.6(b)(v), then the Transferor, on the one hand, and the Purchaser, on the other hand, shall each promptly, but in no event later than 10 days following written notice of such appraisal procedure pursuant to Section 2.6(b)(v), appoint as an appraiser an individual who shall be a member of a nationally-recognized investment banking firm. Each appraiser shall, within 30 days of appointment, separately investigate the value of the consideration for the Subject Units as of the proposed transfer date and shall submit a notice of an appraisal of that value to each party. Each appraiser shall be instructed to determine such value without regard to income tax consequences to the Transferor as a result of receiving cash rather than other consideration. If the appraised values of such consideration (the "Earlier Appraisals") vary by less than 10%, the average of the two appraisals shall be controlling as the amount of the cash equivalent. If the appraised values vary by more than 10%, the appraisers, within 10 days of the submission of the last appraisal, shall appoint a third appraiser who shall be a member of a nationally recognized investment banking firm. The third appraiser shall, within 30 days of his appointment, appraise the


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value of the consideration for the Subject Units (without regard to the income tax consequences to the Transferor as a result of receiving cash rather than other consideration) as of the proposed transfer date and submit notice of his appraisal to each party. The value determined by the third appraiser shall be controlling as the amount of the cash equivalent unless the value is greater than the two Earlier Appraisals, in which case the higher of the two Earlier Appraisals will control, and unless that value is lower than the two Earlier Appraisals, in which case the lower of the two Earlier Appraisals will control. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit his appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling. The cost of the foregoing appraisals shall be shared one-half by the Transferor and one-half by the Purchaser.

                  (vii) Closing of Purchase. The closing of the purchase shall take place at the office of the Company or such other location as shall be mutually agreeable and the purchase price, in cash, shall be paid at the closing. At the closing, the Transferor shall deliver to the Purchaser or Purchasers documentation reasonably satisfactory to the Purchaser or Purchasers evidencing the transfer of ownership of the Subject Units from the Transferor to the Purchaser or Purchasers.

                  (c) Right of Co-Sale. In the event Meckler intends to Transfer
(i) all or part of his equity interest in the Company pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act") or (ii) at least 30% of his Units in any other transaction, other than to a Permitted Transferee, Meckler shall notify each other Member, in writing, of such Transfer and its terms and conditions. Within twenty (20) days of the date of such notice, each Member shall notify Meckler if it elects to participate in such Transfer. Each Member that so notifies Meckler shall have the right to sell, at the same price and on the same terms as Meckler, a percentage of such Member's Units equal to the percentage of Meckler's Units that the third party actually proposes to purchase. For purposes of this Section 2.6(c) only, the term "Meckler" shall include Meckler and/or his Permitted Transferees or Affiliates and/or their Permitted Transferees or Affiliates, as the case may be, and the term "Member" shall not include Meckler or his Affiliates. Notwithstanding the foregoing, this Section 2.6(c) shall not apply to any Management Interest of the Management Members until such time as the Management Members are deemed to own Incentive Units equal to 4% (as adjusted under Section 3.2) of the total Units outstanding pursuant to Section 2.4 of this Agreement.

                  (d) Drag Along Right. (i) Subject to Section 2.6(b), if, at any time and from time to time after the date of this Agreement, Meckler wishes to Transfer in a bona fide arms' length sale (for purposes of this Section 2.6(d), the "Proposed Transfer") 30% or more of his Units to any Person or Persons who are not Affiliates of Meckler (for purposes of this Section 2.6(d), the "Proposed Transferee"), Meckler shall have the right (for purposes of this
Section 2.6(d), the "Drag-Along Right") to require each Member to sell to the Proposed Transferee all or a ratable portion of each such Member's Units, as the case may be, (for the same proportional consideration received by Meckler, taking into account all consideration received by Meckler under related agreements) then owned by such Member. Each Member agrees to take all steps necessary to enable him or it to comply with the provisions of this Section 2.6(d). For purposes of this Section 2.6(d) only, the term "Meckler" shall include Meckler and/or his Permitted Transferees or Affiliates and/or their Permitted Transferees or Affiliates, as the case may be, and the term "Member" shall not include Meckler or his Affiliates, but only to the extent that Meckler or his Affiliates do not participate in the Proposed Transfer. Notwithstanding the foregoing, this Section 2.6(d) shall not apply to any Management Interest of the Management Members until such time as the Management Members are deemed to own Incentive Units equal to 4% (as adjusted under Section 3.2) of the total Units outstanding pursuant to Section 2.4 of this Agreement.

                  (ii) To exercise a Drag-Along Right, Meckler shall comply with
Section 2.6(b) and, if the Other Members do not exercise their rights thereunder, give each Member a written notice (for purposes of this Section 2.6(d), a "Drag-Along Notice") containing (i) the name and address of the Proposed Transferee and (ii) the proposed purchase price, terms of payment and other material terms and conditions of the Proposed Transferee's offer. Subject to Section 2.6(b), each Member shall thereafter be obligated to sell its Units subject to such Drag-Along Notice, provided, that the sale to the Proposed Transferee is consummated within ninety (90) days of delivery of the Drag-Along Notice. If the sale is not consummated within such 90-day period, then each Member shall no longer be obligated to sell such Member's shares pursuant to that specific Drag-Along Right but shall remain subject to the provisions of this Section 2.6(d).

                  (iii) Notwithstanding anything contained in this Section 2.6(d), in the event that all or a portion of the purchase price consists of securities and the sale of such securities to the Members would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the Managing Member's option, the Members may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.

            Section 2.7 Management Incentive Units. The Managing Member may authorize Units for grant or sale to key employees of the Company other than Meckler (the "Incentive Units"), in such amounts, with such terms and conditions, and in such manner -- including incentive and non-qualified Unit options, restricted Unit grants, Unit bonuses or other option or incentive programs -- as the Managing Member shall determine from time to time; provided, however, that in no event shall the number of outstanding Incentive Units exceed 49.3343219; and provided, further, that it shall be a condition to the issuance of any Incentive Units that the employee or other recipient, as the case may be, execute and deliver to the Company and each party hereto a counterpart of this Agreement. Upon such execution and delivery, Exhibit A hereto shall be deemed to be amended to include the name of such employee or other recipient, as the case may be, and such employee or other recipient, as the case may be, shall be deemed to be a Member for all purposes hereof. In the event a Member ceases to own beneficially Incentive Units, such Member shall no longer be deemed a Member for any purpose hereunder. The Ownership Percentage of each Member shall be diluted proportionally by the issuance of any additional Units pursuant to this
Section 2.7.

            Section 2.8 Call Option on Management Interests. In the event that the Company does not undergo a Change in Control or an Initial Public Offering by March 25, 2004, the Company shall have the right, but not the obligation, to purchase any or all of the Management Interests from one or more Management Members for $100 per Management Point, or fraction thereof.

                                  ARTICLE III.

                                   Management

            Section 3.1. Management by the Members.

                  (a) General Provisions. The management of the Company shall be vested in the Managing Member. Except as otherwise provided in this Agreement, the Managing Member shall have all authority, rights and powers in the management of the Company business to do any and all acts and things necessary, proper, appropriate, advisable, incidental or convenient to effectuate the purposes of this Agreement. Any action taken by the Managing Member on behalf of the Company in accordance with the foregoing provisions shall constitute the act of and shall serve to bind the Company.

                  (b) Board. (i) Certain actions by the Company, as further set forth herein, shall be taken by the Company only upon approval by the Managing Board (the "Board"), which shall be composed of three persons, consisting of (A) two Persons (one of whom may be Meckler, and neither of whom need be Members) designated by Meckler and (B) one Person (who need not be a Member) designated by Internet World (collectively, "Board Members"). Each of Meckler and Internet World shall reserve the right to remove and replace at any time any Board Member that they have designated to sit on the Board pursuant to this Section 3.1(b)(i).

                  (ii) Meetings of the Board shall be held either within or without the State of Delaware at such times and locations as may be determined by the Managing Member. Notice of each meeting shall be given by the Managing Member to each Board Member and shall state the place, date and time of the meeting. Notice of such meeting shall be mailed, postage prepaid, to each Board Member addressed to him at his address or usual place of business by first class mail, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to such Board Member at such place by facsimile, overnight courier, telex, or be delivered to him personally or by telephone, at least twenty-four (24) hours before the time at which such meeting is to be held.

                  (iii) A majority of the Board Members shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board, the Board Members present thereat may adjourn the meeting to another time and place. Notice of such time and place of the adjourned meeting shall be given to all of the Board Members unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the Board Members who were not present thereat. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Wherever approval by the Board is required by this Agreement, such approval shall, except as otherwise set forth herein, consist of the affirmative vote of a majority of the Board Members.

                  (iv) (A) Any action required or permitted to be taken by the Board may be taken without a meeting if all the Board Members consent in writing, and (B) one or more Board Members may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in the meeting pursuant to this Section 3.1(b)(iv)(B) shall constitute presence in person at the meeting.

                  (c) Delegation of Powers. The Managing Member may by instrument in writing delegate its powers, but not its responsibilities, to officers or agents or employees of the Company or of any Member or to any other Person; provided, however, that no Person shall be entitled to rely on such delegation unless presented with a copy of such written instrument.

                  (d) Bank Accounts. The Managing Member shall cause the Company to open and maintain bank accounts, and all funds of every kind and nature received by the Company shall be deposited in such accounts. Signatories for such accounts shall be authorized from time to time by the Managing Member.

            Section 3.2. Admission of New Members; Sale of Additional Units.

                  (a) Subject to Section 3.2(b), the Company may sell additional Units on such terms and conditions as the Board shall from time to time determine. The Ownership Percentage of each Member shall be diluted proportionally by the issuance of any additional Units. All persons to whom additional Units are sold shall be admitted as Members. In the event of the admission of new or additional Members, Exhibits A and B hereto shall be amended accordingly.

                  (b) In the event that the Company determines to issue any Units, other than (i) pursuant to Section 2.7, (ii) the issuance of additional Units and admittance of additional Members in connection with any acquisition, merger, reorganization or other business combination by or involving the Company or (iii) in connection with an Initial Public Offering, the Company shall first offer to each Member the right to subscribe for a portion of such Units in an amount equal to the product of (i) the total number of Units to be issued by the Company pursuant to this Section 3.2(b) and (ii) a fraction, the numerator of which is the number of Units held by such Member prior to such issuance, and the denominator of which is the total number of Units held prior to such issuance by all Members other than Members that acquired their interest pursuant to Section
2.7. For a period of 30 days after such offer, each Member shall have the right, but not the obligation, to acquire such Units. After the expiration of such 30 day period, the Company shall have the right, during the 90 days after the expiration of the 30 day period, to sell the unsubscribed portion of such Units to any third party on terms

(including payment terms) not less favorable to the Company than those on which the Units were offered to the Members. If the Company is able to sell the unsubscribed Units to third parties, or if all of the offered Units are subscribed by Members, then each subscribing Member shall be obligated to, and shall, purchase its subscribed portion of the offered Units. If the Company is not able to sell the unsubscribed Units to third parties, or if all of the offered Units are not subscribed by Members, respectively, then each subscribing Member shall have the right, but not the obligation, to purchase its subscribed portion of the offered Units on the terms of its subscription.

                  (c) Internet World may exercise its rights under the Warrant Agreement dated November 24, 1998 by and among Internet World, Meckler and the Company (the "Warrant Agreement"). Section 3.2(b) shall not apply to any interest acquired by Internet World pursuant to the Warrant Agreement.

            Section 3.3. Indemnification. Any Person made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was (i) a Member, or (ii) an employee, officer, director, shareholder or partner of a Member, or (iii) such other persons (including employees of the Company) as the Board may designate from time to time, in its sole and absolute discretion (collectively, the "Indemnified Persons"), shall be indemnified by the Company for any losses or damage sustained with respect to such action or proceeding, and the Company shall advance such Indemnified Person's reasonable related expenses to the fullest extent permitted by law. The Company shall have the power to purchase and maintain insurance on behalf of the Indemnified Persons against any liability asserted against or incurred by them. The duty of the Company to indemnify the Indemnified Persons under this Section 3.3 shall not extend to actions or omissions of any Indemnified Person which are grossly negligent or which involve fraud, misrepresentation, bad faith, or other willful misconduct by such Indemnified Person or which are in material breach or violation by such Indemnified Person of this Agreement, in each case as determined by a court of competent jurisdiction. No Indemnified Person shall be liable to the Company or any other Member for actions taken in good faith. The Company may indemnify other Persons of the Company. The duty of the Company to indemnify the Indemnified Persons under this Section 3.3 shall be limited to the assets of the Company, and no recourse shall be available against any Member for satisfaction of such indemnification obligations of the Company.

            Section 3.4. Management Members Rights. Management Members shall have no rights as a Member except as specifically set forth in this Agreement.

                                   ARTICLE IV.

                     Books; Elections; Budgets; Fiscal Year

            Section 4.1. Administrative Services, Books, Records and Reports.
(a) The Managing Member shall cause to be performed all general and administrative services on behalf of the Company in order to assure that complete and accurate books and records of the Company are maintained at the Company's principal place of business showing the names, addresses and number of Units of each of the Members, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs, including a capital account for each Member (a "Capital Account").

            (b) As of the date of this Agreement, Exhibit A sets forth the agreed Capital Account balances of each Member, which balances reflect the sum of the initial Capital Account balances of each Member and, in the case of any Member of the Company immediately prior to the date of this Agreement, the interim Net Profits and Losses of the Company allocable to such Member pursuant to Section 2.4 hereof, as adjusted by the "book up" of the assets of the Company pursuant to Section 2.2(c) hereof, since November 24, 1998. The initial Capital Account of the Management Members in respect of their Management Interests as of the date of this Agreement shall be zero.

            (c) Each Member's Capital Account shall be increased by:

                  (i) the amount of any money contributed by the Member to the
            Company;

                  (ii) the fair market value of any property contributed by the
            Member to the Company;

                  (iii) the amount of Net Profits allocated to the Member; and

                  (iv) the amount of any Company liabilities assumed by such
            Member (or taken subject to) if property is distributed to the Member by the Company;

and shall be decreased by:

                  (v) the amount of any money distributed to the Member by the
            Company;

                  (vi) the fair market value of any property distributed to the
            Member by the Company;

                  (vii) the amount of Net Losses allocated to the Member; and

                  (viii) the amount of any Member liabilities assumed by the
            Company (or taken subject to) if property is contributed to the Company by the Member.

            (d) Upon the exercise of the Warrant by Internet World, in the event that the amount of Net Profits from Capital Transactions allocated to Internet World pursuant to Section 2.4(b)(iii) for the Fiscal Year of such exercise is insufficient to cause the Capital Account balance of Internet World to bear the same proportion to the Capital Account balances of all Members other than the Capital Account balances of the Management Members in respect of their Management Interests (taking into account the amount contributed to the Company by Internet World pursuant to such exercise and all amounts allocated pursuant to Section 2.4(b)(iii)) as the number of Units held by Internet World immediately after such exercise bears to the total number of Units other than Incentive Units immediately after such exercise, then the Capital Account balance of Internet World shall be increased by the amount necessary to achieve such result, and the Capital Account balances of all other Members other than the Capital Account balances of the Management Members in respect of their Management Interests shall be reduced in the aggregate by an equal amount, in proportion to their respective Capital Account balances.

            (e) The Capital Accounts shall be adjusted by all other adjustments required by Treasury Regulations ss. 1.704-1(b)(2)(iv). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under Section 704(b) of the Code and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Regulations.

            Section 4.2. Federal Income Tax Elections; Method of Depreciation. The Managing Member shall determine the method of depreciation to be utilized by the Company for tax purposes and all elections to be made by the Company for tax purposes. The Managing Member shall be the "tax matters partner" for all purposes of the Code but shall have no authority to bind any other Member without such Member's consent.

            Section 4.3. Fiscal Year. The fiscal year of the Company (the "Fiscal Year") shall end on December 31.

            Section 4.4. Section 83(b) Election. The Members acknowledge that each Management Member intends to make a protective election under Section 83(b) of the Code with respect to the receipt of a Management Interest on the date of this Agreement.

                                   ARTICLE V.

                            Employment of Affiliates

            Section 5.1. Parties Employed. Subject to the approval of the Board by unanimous consent, the Company may contract for services to be performed for the Company by Members or Affiliates of any Member; provided, however, that no Board approval shall be required for the employment by the Company of Meckler, Christopher S. Cardell or any employee of the Company who becomes a Member as a result of the receipt of Units by such employee pursuant to Section 2.7. In the case of the employment of a Member or of Affiliates of a Member, the compensation to be paid by the Company to such Member or Affiliates shall be not greater than the compensation generally paid to third parties for comparable services in comparable locations. Each of the Services Agreement and the Trademark Licensing Agreement between Internet World and the Company is by execution of this Agreement deemed to be approved by the Board.

                                   ARTICLE VI.

                                  Distributions

            Section 6.1. Distributions. Subject to the provisions of Article VII, distributions shall be made at such time and in such amounts as determined by the Board and shall be made among the Members in cash and in proportion to the relative number of Units held by each Member.

            Section 6.2. Restoration of Funds. Except as otherwise provided by law, no Member shall be required to restore to the Company any funds properly distributed to it pursuant to Section 6.1.

            Section 6.3. Special Tax Distributions. Notwithstanding the provisions of Section 6.1 above, if the Company has net taxable income for federal income tax purposes for any taxable year of the Company, then the Company shall first distribute at least an amount of cash (a "Tax Distribution") to each Member which, when combined with all other distributions to such Member in the current and all preceding taxable years of the Company, equals the product of (A) the highest combined federal, state and local marginal income tax rate hypothetically applicable to any Member and (B) the excess, if any, of (i) the aggregate net taxable income allocated to such Member under this Agreement in the current and all preceding taxable years of the Company over (ii) the aggregate net taxable loss allocated to such Member under this Agreement in all preceding taxable years of the Company.

                                  ARTICLE VII.

                           Dissolution and Liquidation

            Section 7.1. Dissolution.

                  (a) Except as otherwise required by the Act, the Company shall have perpetual existence unless the Board shall by unanimous written consent elect to dissolve the Company or there is an entry of a decree of judicial dissolution of the LLC under Section 18-802 of the Act.

                  (b) The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company shall not, in and of itself, cause dissolution of the Company.

            Section 7.2. Winding up Affairs and Distribution of Assets.

                  (a) Upon a winding up of the Company, the Managing Member shall be the liquidating Member (the "Liquidating Member") and shall proceed to wind up the affairs of the Company, liquidate the remaining property and assets of the Company and wind-up and terminate the business of the Company. The Liquidating Member shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business to be wound up as promptly as possible by either or both of the following methods: (1) selling the Company assets and distributing the net proceeds therefrom (after the payment of Company liabilities) to each Member in satisfaction of its Capital Account; or (2) distributing the Company assets to the Members in kind and debiting the Capital Account of each Member with the fair market value of such assets, each Member accepting an undivided interest in the partnership assets (subject to their liabilities) in proportion to and to the extent of each Member's positive Capital Account balance after allocating and crediting to the Capital Accounts the unrealized gain or loss to the Members as if such gain or loss had been recognized and allocated pursuant to Section 2.4.

                  (b) If the Company shall employ method (1) as set forth in
Section 7.2(a) in whole or part as a means of liquidation, then the proceeds of such liquidation shall be applied in the following order of priority: (i) first, to the expenses of such liquidation; (ii) second, to the debts and liabilities of the Company to third parties, if any, in the order of priority provided by law; (iii) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company to third parties (to be held and disbursed, at the discretion of the Liquidating Member, by an escrow agent selected by the Liquidating Member) and at the expiration of such period as the Liquidating Member may deem advisable, the balance remaining in such reserve shall be distributed as provided herein; (iv) fourth, to debts of the Company to the Members or their Affiliates and any fees and reimbursements payable under this Agreement; and (v) fifth, to the Members in proportion to their respective positive Capital Account balances determined after all allocations of Net Profit and Net Loss have been made.

                  (c) In connection with the liquidation of the Company, the Members severally, jointly, or in any combination upon which they may agree, shall have the first opportunity to make bids or tenders for all or any portion of the assets of the Company, and such assets shall not be sold to an outsider except only for a price higher than the highest and best bid of a single Member, the Members jointly, or a combination of Members. Any bid made by a Member or Members for all or any portion of the assets shall be made, if at all, within thirty (30) days after the Liquidating Member or any other Member shall have requested such bids. A copy of each bid shall be delivered by the Liquidating Member to each Member. Unless otherwise agreed by all Members, no Member shall be entitled to raise its bid after submission thereof, whether in response to a bid received by the Company from any other Member or third party, or otherwise.

                                  ARTICLE VIII.

                                  Miscellaneous

            Section 8.1. Notices.

                  (a) All Notices, consents, approvals, reports, designations, requests, waivers, elections and other communications (collectively, "Notices") authorized or required to be given pursuant to this Agreement shall be given in writing and either personally delivered to the Member to whom it is given or delivered by an established delivery service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by telex or telegram or electronic telecopier, addressed to the Member at its address listed on Exhibit B or C hereto.

                  (b) All Notices shall be deemed given when delivered or, if mailed as provided in Section 8.1(a), on the third (3rd) day after the day of mailing, and if sent by telex or telegram or telecopier or overnight delivery service, twenty-four (24) hours after the time of dispatch. Any Member may change its address for the receipt of Notices at any time by giving Notice thereof to all of the other Members, in which event Exhibit B hereto shall be amended accordingly. Notwithstanding the requirement in Section 8.1(a) as to the use of registered or certified mail, any routine reports required by this Agreement to be submitted to Members at specified times may be sent by first-class mail.

            Section 8.2. Certificate Requirements. From time to time the Members shall sign and acknowledge all such writings as are required to amend the Certificate or for the carrying out of the terms of this Agreement or, upon dissolution of the Company, to cancel such Certificate.

            Section 8.3. Entire Agreement. This Agreement, together with the agreements listed in Section 5.1, supersedes all prior agreements and understandings among the Members with respect to the subject matter hereof.

            Section 8.4. Modification. No change or modification of this Agreement shall be of any force unless such change or modification is in writing and has been signed by at least 85% of the Members; provided, that if such change or modification would not have a material adverse effect on the rights or obligations of another Member, such change or modification may be made by the Board without the approval of other Members, and provided further, that Members who became Members as the result of the grant or sale of Incentive Units pursuant to Section 2.7 shall not be deemed Members for purposes of this Section 8.4.

            Section 8.5. Waivers. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Member against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

            Section 8.6. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 8.7. Further Assurances. Each Member shall execute such deeds, assignments, endorsements, evidences of Transfer and other instruments and documents and shall give such further assurances as shall be necessary to perform its obligations hereunder.

            Section 8.8. Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of Delaware.

            Section 8.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            Section 8.10. Limitation on Rights of Others. No Person other than a Member shall have any legal or equitable right, remedy or claim under or in respect of this Agreement.

            Section 8.11. Brokers and Finders. Each Member shall indemnify and hold all of the other Members and the Company harmless from and against any commission, fee or other payment due any broker, finder or other Person in connection with such Member's decision to invest in the Company.

            Section 8.12. Number and Gender. As used in this Agreement, all pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

            Section 8.13. Fiduciaries. Whenever any trust or estate is acting as a Member under this Agreement, any obligation or liability created hereunder shall bind only the assets of such trust or estate. No such obligation or liability shall be personally binding upon, nor shall resort be had to, nor recourse or satisfaction sought from, any individual or entity, or the property of any individual or entity, at any time acting as a fiduciary of any such trust or estate, whether the claim giving rise to such obligation or liability is based on contract, tort or otherwise.

            Section 8.14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns.

            Section 8.15. Securities Laws. All offerings and Transfers of Units shall be made in compliance with applicable federal and state securities laws. Each Member indemnifies the other Members and the Company for any loss, cost, liability or damage arising from its breach of the foregoing sentence.

            Section 8.16. Attorneys' Fees. In the event of any litigation or arbitration regarding the rights and obligations under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs in addition to any other relief which may be granted. The "prevailing party" shall mean the party who receives substantially the relief desired, whether by settlement, dismissal, summary judgment, judgment or otherwise.

            Section 8.17. Waiver of Partition. Each Member hereby waives its right to bring an action for partition of any of the property owned by the Company.

            Section 8.18. Authorized Persons. Each Member is hereby designated as an authorized person to sign the Company's Certificate of Formation and any other documents that are appropriate and necessary to effectuate the purpose of this Agreement.

            IN WITNESS HEREOF, the Members have duly executed this Agreement as of the date first above written.

                                       ALAN M. MECKLER

                                       /s/ Alan M. Meckler
                                       -----------------------------------------


                                       INTERNET WORLD MEDIA, INC.

                                       By:      /s/ Thomas L. Kemp
                                          --------------------------------------
                                          Name:  Thomas L. Kemp
                                          Title: President


                                       NAOMI A. MECKLER TRUST, DATED NOVEMBER
                                       6, 1993

                                       By: /s/ Alan M. Meckler
                                          --------------------------------------
                                          Alan M. Meckler, as Trustee


                                       CATHERINE S. MECKLER TRUST, DATED
                                       NOVEMBER 6, 1993

                                       By: /s/ Alan M. Meckler
                                          --------------------------------------
                                          Alan M. Meckler, as Trustee


                                       CAROLINE J. MECKLER TRUST, DATED
                                       NOVEMBER 6, 1993

                                       By: /s/ Alan M. Meckler
                                          --------------------------------------
                                          Alan M. Meckler, as Trustee


                                       JOHN M. MECKLER TRUST, DATED NOVEMBER
                                       6, 1993

                                       By: /s/ Alan M. Meckler
                                          --------------------------------------
                                          Alan M. Meckler, as Trustee

                                       NEW RIVER CAPITAL PARTNERS

                                       By:  /s/ Thomas Byrne
                                          --------------------------------------
                                          Name:  Thomas Byrne
                                          Title: President


                                       David M. Arganbright

                                          /s/ David M. Arganbright
                                       -----------------------------------------


                                       Christopher J. Baudouin

                                          /s/ Christopher J. Baudouin
                                       -----------------------------------------


                                       Mark J. Berns

                                          /s/ Mark J. Berns
                                       -----------------------------------------


                                       Christopher S. Cardell

                                          /s/ Christopher S. Cardell
                                       -----------------------------------------


                                       William Scott Clark

                                          /s/ William Scott Clark
                                       -----------------------------------------

                                       H. Donald Cohen

                                          /s/ H. Donald Cohen
                                       -----------------------------------------

                                       Mitchell S. Eisenberg

                                          /s/ Mitchell S. Eisenberg
                                       -----------------------------------------


                                       Christopher S. Elwell

                                          /s/ Christopher S. Elwell
                                       -----------------------------------------


                                       David Fiedler

                                          /s/ David Fiedler
                                       -----------------------------------------


                                       Marie Mulholland Flatness

                                          /s/ Marie Mulholland Flatness
                                       -----------------------------------------


                                       Robert Stephen Harmon


                                       -----------------------------------------


                                       Peter Hegedus

                                          /s/ Peter Hegedus
                                       -----------------------------------------


                                       Carol M. Jurgensen

                                          /s/ Carol M. Jurgensen
                                       -----------------------------------------


                                       Susan E. Kotulsky

                                          /s/ Susan E. Kotulsky
                                       -----------------------------------------


                                       Susan F. Leiterstein

                                          /s/ Susan F. Leiterstein
                                       -----------------------------------------


                                       James S. Mulholland III

                                          /s/ James S. Mulholland III
                                       -----------------------------------------


                                       William A. Shutzer

                                         /s/ William A. Shutzer
                                       -----------------------------------------


                                       Augustine Venditto

                                          /s/ Augustine Venditto
                                       -----------------------------------------

                                    EXHIBITS

The exhibits to this Second Amended and Restated Limited Liability Company Agreement of internet.com LLC are not being filed herewith. The Registrant undertakes to furnish supplementally a copy of any omitted exhibit to the Commission upon request. Set forth below is a list of the omitted exhibits.

Exhibit A        Capital Contributions

Exhibit B        Members' Addresses

Exhibit C        Allocation of Management Interests